UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)
717 Texas Avenue, Suite 3150
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 910-1875
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2008, Roger D. Burks, the Executive Vice President, Chief Financial and Administrative Officer and a Director of Superior Offshore International, Inc. (the “Company”), resigned as an officer and director of the Company, effective as of March 31, 2008.
     Effective as of April 1, 2008, the Board of Directors (the “Board”) of the Company appointed Thomas E. Daman to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Daman has been Superior Offshore’s Senior Vice President-Finance and Treasurer since November 2007. Mr. Daman joined Superior Offshore in August 2007 as Vice President and Treasurer. From 2003 to July 2007, Mr. Daman was a Senior Vice President—Investments at Oppenheimer & Co. Inc., a financial services company. From 2001 to 2003, Mr. Daman was a consultant and managed personal investments. From 1988 to 2001, Mr. Daman worked in a variety of capacities at Southdown, Inc., a producer of cement and ready-mix concrete products, including as Vice President and Treasurer from 1995 to 2001. Mr. Daman was a Vice President at Texas Commerce Bank from 1984 to 1988. Mr. Daman has a Master of Business Administration in Finance from the University of Texas at Austin and a Bachelor of Business Administration in Finance from the University of Georgia and currently is a Level 3 candidate for the Chartered Financial Analyst designation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: February 12, 2008	By:	/s/ Roger D. Burks
Roger D. Burks
Executive Vice President, Chief Financial and Administrative Officer